T.H. FITZGERALD & CO., LLC



              PERSONAL TRANSACTIONS POLICIES AND PROCEDURES MANUAL
                               (REVISED 05/01/05)



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                                TABLE OF CONTENTS




SECTION ONE:                 FEDERAL REGULATIONS                 PAGE 3


SECTION TWO:                 GENERAL PRINCIPLES                  PAGE 4


SECTION THREE:               PERSONAL SECURITIES TRANSACTIONS    PAGE 5


SECTION FOUR:                NOTIFICATION PROCEDURES             PAGE 6


SECTION FIVE:                EXHIBITS A, B & C                   PAGES 7, 8 & 9


                                       2
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           FEDERAL REGULATIONS REGARDING PERSONAL INVESTING ACTIVITIES


         Federal securities laws impose certain standards upon personal trading activities of all market participants. In particular, all investors are precluded from engaging in insider tipping or trading.(1) INVESTMENT COMPANY PERSONNEL, HOWEVER, ARE SUBJECT TO SPECIFIC ADDITIONAL REGULATIONS THAT ADDRESS POTENTIAL CONFLICTS ARISING FROM THEIR PERSONAL INVESTMENT ACTIVITIES.

         For over five decades, Congress and the SEC have recognized that conflicts of interest may arise when investment companies personnel trade for their accounts. After careful examination, Congress enacted Section 17(j) of the Investment Company Act of 1940 and the SEC promulgated Rule 17(j)-1 to specifically address these potential conflicts. In general, Rule 17j-1:

o Requires that all investment companies and their investment advisers adopt codes of ethics and procedures designed to detect and prevent improper personal trading.

o Directs that all "access persons" (broadly defined to encompass most industry employees) file quarterly reports concerning their personal securities transactions; and

o     Directs the maintaining of substantial records on these transactions.

-----------------------------------
(1) The SEC may bring civil injunctive actions or administrative proceedings for violations of Section 17(j) and Rule 17j-1 may be subject to substantial criminal or civil sanctions


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                         STATEMENT OF GENERAL PRINCIPLES


      T.H. Fitzgerald & Co., LLC has a fiduciary responsibility that governs personal investing activities. In order to be in compliance with Rule 17(j) of the Investment Company Act of 1940, T.H. Fitzgerald & Co., LLC requires that all employees adhere to the following rules:

      1.    At all times the interest of the clients comes first and foremost.

      2. All personal security transactions must be conducted in keeping with the firm's established code of ethics and be conducted in such a manner as to avoid any actual or potential conflict of interest or any abuse of an employee's position of trust or responsibility.(2)

      3. The employees of T.H. Fitzgerald & Co., LLC shall not take inappropriate advantage of the work and research performed at T.H. Fitzgerald & Co., LLC.

------------------------------------
(2) Whenever an employee of THF&CO acts on behalf of a client in respect to any transaction involving people or organizations with which the employee or his/her family has financial or other connections that are significant to the employee of THF&CO (or to a party or parties) of beneficial interest the employee is required to report such interest to the Compliance Officer to ensure that appropriate action be taken.


                                       4
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                        PERSONAL SECURITIES TRANSACTIONS


     T.H. Fitzgerald, & Co., LLC allows its employees the privilege to trade their own personal accounts. However, there are established procedures that must be adhered to or disciplinary action will follow. These procedures are as follows:

      PRE-CLEARANCE AUTHORIZATION:

            If an employee wishes to trade 101 shares or more of any stock listed on a major exchange (NYSE, NASDAQ, AMEX) then a Pre-Clearance Authorization form must be completed and signed by the Compliance Officer (or such person or persons that such Compliance Officer may from time to time designate to make such written authorizations) prior to placing the trade. (3)(4)

            Any authorization granted is effective until the close of business on the third trading day. In the event that an order for a personal securities transaction is not placed within three trading days, a new pre-clearance authorization form must be completed.(5)

            If a personal transaction order is pending and the employee learns that T.H. Fitzgerald & Co., LLC are considering either as a purchase or as a sale the same security. for a client(s) account(s) such person shall cancel the trade effective immediately.

      TRADE CONFIRMATIONS AND PERSONAL SECURITIES REPORTS

            The Compliance Officer (or the designee) must receive a copy of the trade confirmation for which pre-clearance was granted

            On a quarterly basis, each employee will be required to complete a PERSONAL SECURITIES TRANSACTIONS report pursuant to rule 17j-1. This report is to be filed within 10 days at the close of the quarter with the Compliance Officer of T.H. Fitzgerald & Co., LLC.

      PRE-OWNED SECURITIES

            Should an employee of T.H. Fitzgerald & Co., LLC pre-own 1,000 or more shares of a security that is either owned by a client or is being considered for a client, then that employee must disclose this knowledge in writing to the Compliance Officer.

            Upon hiring a new employee the Compliance Officer of T.H. Fitzgerald & Co., LLC requests that the employee completes the disclosure form "Pre-Owned Securities". The firm's owner and Compliance Officer will then review this form.

------------------------------------
(3) Pre-clearance authorization is not required if an employee wishes to trade 100 shares or less of any stock listed on a major exchange (NYSE, NASDAQ, AMEX).
(4) Personal securities transactions by the firm's Compliance Officer shall require authorization of the President of T.H.Fitzgerald & Co., LLC or his designate, who shall perform the review and approval functions relating to reports and trading by the Compliance Officer.
(5) If the order for the transaction is placed, but not executed within the time period then no new authorization is required unless the employee placing the original order amends the order in any manner.


                                       5
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                  NOTIFICATION OF RESEARCH AND TRADING ACTIVITY

            On a weekly basis the Director of Research shall give to the Compliance Officer a written list of all the securities being considered for either a purchase or a sale for any or all client accounts.

            On a daily basis the Senior Trader shall inform the Compliance Officer, in writing, if there is any trading activity that day for any or all of the firm's client accounts.



                                       6
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                                                 Exhibit A.


                                    PRE-CLEARANCE AUTHORIZATION REQUEST

1. Name of Employee:            ------------------------------------------------

2. Account Title:               ------------------------------------------------

3. Account Number:              ------------------------------------------------

4. Name of Security:            ------------------------------------------------

5. Maximum number of shares
   to be purchased or sold:
                                ------------------------------------------------

6. Current Price of Security:
                                ------------------------------------------------
7. Name and phone number of
   broker to effect transaction:
                                ------------------------------------------------

8. Please circle applicable action: Purchase   Sale   Market Order   Limit Order

In connection with the foregoing transaction, I hereby declare the following statements to be true:

(a) I do not possess any material non-public information regarding the security or the issuer of the security.

(b) I am not aware that T.H. Fitzgerald & Co., LLC has an open order to buy or sell the security or an equivalent security.

(c) By entering this order, I am not using knowledge of any open, executed, or pending transaction to profit by the market effect of such transaction.

(d)   The security is not being acquired in an initial public offering.

(e) The security is not being acquired in a private placement or, if it is, I have attached a written explanation of such transaction.

(f) If I am purchasing the security, and if the same security or an equivalent security has been held within the past 60 days by a client(s) account(s) I have not directly or indirectly (through any member of my immediate family or any account in which I have a beneficial interest or otherwise) sold the security or an equivalent security in the prior 60 days.

(g) If I am selling the security, and if the same security or an equivalent security has been held within the past 60 days by a client(s) account(s) I have not directly or indirectly (through any member of my immediate family or any account in which I have a beneficial interest or otherwise) purchased the security or an equivalent security in the prior 60 days.

(h) I believe that the proposed trade fully complies with the requirements of the firms Code of Ethics as well as the Personal Transactions Policies and Procedures Manual.

(i) I understand that this authorization is valid for three business days from date of approval and that I will not hold liable T.H. Fitzgerald & Co.LLC or any of its representatives for loss of principle or income.


-----------------------------      ------------------         ------------------
Employee's Signature                      Date                      Time

******************************************************************************

Trade Authorization or Denial
(To be completed by Compliance Officer)         APPROVED             DENIED

-------------------------------------        ---------------     ---------------
Signature of Compliance Officer                   Date                Time


                                       7
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                                    Exhibit B

                              T.H. FITZGERALD & CO.
             REPORT OF PERSONAL SECURITIES TRANSACTIONS COVERING THE
                        _______________ QUARTER, 200_____
                      PURSUANT TO SECTION 17J-1 OF THE ACT

                             TO: COMPLIANCE OFFICER

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      AMOUNT        TITLE OF         DATE OF TRADE       NATURE OF            PRICE        TRANSACTED
 (No. of Shares)    SECURITY         (Not Settlement    TRANSACTION                          THROUGH
                    (Full Name/Not        Date)         (Purchase/Sale                     (Bank, Broker,
                    Ticker Symbol)                       or another                          Dealer)
                                                          type of
                                                     acquisition-donation,
                                                         receipt or
                                                            gift)
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

* The reporting of any transaction shall not be construed as an admission that the undersigned has any direct or indirect beneficial ownership in the security.

I certify that I have listed all securities transactions during the specified quarter which are required to be reported in accordance with Rule 17j-1 and well as with the "Code of Ethics: Personal Investments.

--------------------------------------------------------------
Signature and Date

Name:
     ---------------------------------------------------------
                  (Printed)

------------------------------------------
Compliance Officer:
------------------------------------------
Date Received:
------------------------------------------


                                       8
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                                    Exhibit C

                      PRE-OWNED SECURITIES DISCLOSURE FORM


Date:
                  -----------------------------------

Employee's Name:
                  -----------------------------------

Date of Hire:     -----------------------------------


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          Name of Security                   Date of Transaction                 Number of Shares
                                        (if within the last 12 months)         (if over 1,000 shares)
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


I, ________________________, being a newly hired employee of T.H. Fitzgerald & Co., LLC hereby declare the above listing(s) to be true. I understand that this disclosure shall not be construed as an admission that I have any direct or indirect beneficial ownership in the security/securities.

--------------------------------------------
Employee's Signature


                                        9